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                                                                     Exhibit 5.1

                              Cassidy & Associates
                                1504 R Street, NW
                              Washington, DC 20009
                                  202/387-5400
                                October 12, 1999


Board of Directors
Sunderland Corporation
2901 El Camino Avenue
Las Vegas, Nevada 89102

         Re:  Amendment to Registration Statement on Form SB-2

Gentlemen:

         We have acted as counsel for Sunderland Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, under the Securities Act of 1933, as amended, relating to the registration for sale by the holders thereof (the "Selling Securityholders") of 1,926,270 shares of its common stock $.0001 par value per share (the "Shares").

         We have examined the Certificate of Incorporation and By-Laws of the Company, the minutes of various meetings and consents of the Board of Directors of the Company, the common stock, originals or copies of all such records of the Company as provided to us by the Company as representing all such meetings and consents in existence, and such documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary and as represented to us by the Company as those in existence to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company.

         Based on the foregoing and in reliance upon such representations of the Company we are of the opinion that:

         The Shares to be offered and sold by the Selling Securityholders have been duly authorized and are validly issued, fully paid and non-assessable.

         We hereby consent to be named in the Registration Statement and the Prospectus as attorneys under the caption "Legal Matters."


                                              Sincerely,

                                              Cassidy & Associates